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                                                                     Exhibit 5.1


                              September 19, 2000

GreenPoint Credit, LLC
GreenPoint Asset, LLC
10089 Willow Creek Road
San Diego, California 92131

Ladies and Gentlemen:

          We have acted as counsel to GreenPoint Credit, LLC ("GreenPoint Credit"), and GreenPoint Asset, LLC ("GreenPoint Asset" and each of GreenPoint Credit and GreenPoint Asset, a "Registrant"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Registration Statement on Form S-3 filed by the Registrants with the Commission (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of its Manufactured Housing Contract Trust Pass-Through Certificates ("Certificates") and Manufactured Housing Contract-Backed Notes ("Notes" and together with Certificates, the "Securities"). The Certificates are issuable in series (each, a "Series") under separate Pooling and Servicing Agreements (each, a "Pooling Agreement") by and among either Registrant or both of them, in the case of GreenPoint Credit, as seller of manufactured housing installment sales contracts and installment loan contracts, and as servicer, in the case of GreenPoint Asset, as depositor, where applicable, and the trustee selected for such Series. The Notes are issuable in Series under separate Indentures (each, an "Indenture") by and among either Registrant or both of them, in the case of GreenPoint Credit, as seller of manufactured housing installment sales contracts and installment loan contracts, and as servicer, in the case of GreenPoint Asset, as depositor, where applicable, and the trustee selected for such Series. The Securities of each Series are to be sold as described in the Registration Statement and the prospectus and prospectus supplement relating to such Series.

          We have examined such instruments, documents and records as we deemed relevant and necessary as a basis for our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (d) that, as to each party (other than the Registrants) to a Pooling Agreement or Indenture, as applicable, each Pooling Agreement or Indenture, as applicable, will be legal, valid and binding obligations enforceable in accordance with their respective terms.
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GreenPoint Credit, LLC
GreenPoint Asset, LLC
September 19, 2000
Page 2

          Based on such examination, we are of the opinion that when the Securities of each Series have been duly executed, authenticated and delivered in accordance with the terms of the Pooling Agreement or Indenture, as applicable, relating to such Series and sold in the manner described in the Registration Statement and the prospectus and prospectus supplement relating thereto, the Securities of such Series will be legally issued, fully paid, non-assessable and binding obligations of the trust created by each Pooling Agreement or Indenture, as applicable, and the holders of the Securities of such Series will be entitled to the benefits of the Pooling Agreement or Indenture, as applicable, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the Prospectus contained therein. In giving such consent, we do not admit that we are "experts" within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise.

                                       Very truly yours,

                                       /s/ Orrick, Herrington & Sutcliffe LLP

                                       Orrick, Herrington & Sutcliffe LLP